EXHIBIT 2.1(i)

STOCK EXCHANGE AGREEMENT

This Agreement ("Agreement") is made and entered into effective as of the Effective Date (as defined herein) by and among Prevention Insurance.com., a Nevada company ("Purchaser"), and Apple iSports, Inc., a Delaware company (“Acquired Corporation”) which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. ( “Subsidiary”) (which is not a signatory to this Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of this Agreement ("Shareholders").

* W I T N E S S E T H *

WHEREAS, Purchaser desires to acquire all of the issued and outstanding shares of capital stock of the Acquired Corporation from the Shareholders in exchange for certain shares of Purchaser, and, similarly, the Shareholders desire to acquire certain of the shares of common stock of Purchaser in exchange for all of their shares of common stock of the Acquired Corporation, all in a transaction that qualifies under Section 354 and 368(a)(1)(b) of the Internal Revenue Code of 1986, as amended,

WHEREAS, it is understood that the principal officer of the Purchaser also is a director and indirectly, the controlling shareholder, of the Acquired Corporation,

WHEREAS, on the Closing Date, the Acquired Corporation will become a wholly-owned subsidiary of Purchaser;

NOW THEREFORE, in consideration of the mutual covenants, terms and conditions contained herein, the parties do hereby covenant, warrant and agree as follows:

ARTICLE I

EXCHANGE OF STOCK

1.01. Capital Stock and Shareholders of Acquired Corporation. The issued and outstanding capital stock of the Acquired Corporation held by the Shareholders consists of One Hundred and Ninety Five Million and Sixty Two Thousand (195,062,000) shares of common stock. In addition, the Acquired Corporation has an obligation to issue 15,500 common stock purchase warrants (“AiS Stock Purchase Warrants”) each to two of its Shareholders.

1.02. Purchaser Shares. In consideration of the mutual terms, covenants and conditions contained herein, at Closing (as defined herein), Purchaser hereby (i) assigns, transfers and conveys to each Shareholder free and clear of all liens, claims and encumbrances, that number of shares of common stock, $0.0001 par value, of Purchaser set opposite each Shareholder’s name on Exhibit 1.02 (the total aggregate number of shares of common stock is One Hundred and Ninety Five Million and Sixty Two Thousand (195,062,000) (the "Purchaser Shares") and (ii) grants to the two Shareholders as indicated on Exhibit 1.02, a stock purchase warrant to acquire the number of shares of common stock of Purchaser set forth therein. The stock purchase warrants are exercisable at $0.75 per share for a one (1) year term from the date of original purchase. The Purchaser Shares and the referenced stock purchase warrants will be delivered to each Shareholder within thirty (30) days from Closing (as defined herein).

1.03. AiS Shares and AiS Stock Purchase Warrants. In consideration of the mutual terms, covenants and conditions contained herein, at Closing, (i) each Shareholder hereby assigns, transfers and conveys to Purchaser, free and clear of all liens, claims and encumbrances, that number of shares of common stock, $0.0001 par value, of Purchaser set opposite each Shareholder’s name on Exhibit 1.02 (the total aggregate number of shares of common stock is One Hundred and Ninety Five Million and Sixty Two Thousand (195,062,000) (the "AiS Shares") and (ii) the two AiS Shareholders as indicated on Exhibit 1.02 hereby cancel and surrender their respective ownership of the AiS Stock Purchase Warrants. The parties hereby acknowledged that share certificates for the AiS Shares have not been issued to the Shareholders. Rather, the AiS Shares for each respective Shareholder is a book entry on the books of the Acquired Corporation. Each Shareholder, individually but not jointly, and the Acquired Corporation hereby represent and warrant to the Purchaser that the respective AiS Shares set opposite each Shareholder’s name on Exhibit 1.02 is true and correct (“Share Ownership Right”). Each Shareholder further represents and warrants that, except for their respective AiS Shares and AiS Stock Purchase Warrants, no warrants, options, or other rights to the capital stock of the Acquired Corporation are held by such Shareholder. It is understood that the cancelled stock certificates for the AiS Shares will not be provided to the Purchaser at Closing. Rather, this instrument effectively transfers and assigns the Share Ownership Right of each Shareholder to Purchaser. At Closing, each Share Ownership Right of each Shareholder to their respective AiS Shares shall terminate.

1.04. Additional Undertakings. Concurrent with the execution hereof and from time to time thereafter, the parties hereto shall execute such additional instruments and take such additional action as such other party(ies) make reasonably request in order to effectuate the purpose and intent of this Agreement.

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ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PURCHASER

As of the date hereof and at Closing, Purchaser does hereby represent and warrant to the Acquired Corporation and the Shareholders as follows:

(i) Purchaser is a corporation duly organized, validly existing and is in good standing under the laws of the Nevada and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement and has no subsidiaries,

(ii) the authorized capital stock of Purchaser consists of 500,000,000 shares of common stock, $0.0001 par value, and 50,000,000 shares of preferred stock, $0.0001 par value.

(iii) the issued and outstanding shares of capital stock of Purchaser are; 7,642,211 shares issued and 7,642,210 shares outstanding. In addition, (a) there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligates Purchaser now or upon the occurrence of some future event to issue additional shares of capital stock, (b) there are no restrictions on the transfer of shares of capital stock of Purchaser other than those imposed by relevant state and federal securities laws, and (c) no holder of any security of Purchaser is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which Purchaser is a party or which are otherwise binding on Purchaser. The Purchaser Shares are free and clear of any mortgage, lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non‑assessable shares of capital stock of Purchaser,

(iv) Purchaser is a fully reporting company under the federal securities laws and its financial and other material information is contained in its filings with the Securities and Exchange Commission (“Commission”) at the following link (“Purchaser’s SEC filings”): https://www.sec.gov/edgar/browse/?CIK=1134982&owner=exclude, and other than as stated in Purchaser’s SEC Filings, except for this transaction, there are no other assets, liabilities, contingent liabilities, obligations, contracts or understandings of the Purchaser, of a material nature.

(v) Purchaser is a “shell company” and except as stated in Purchaser’s SEC Filings, it owns no assets and has no liabilities and since its last filing with the Commission, there have not been any material transactions between Purchaser or any third party, other than the transactions contemplated herein.

(vi) Purchaser is acquiring the AiS Shares for investment purposes and not with a view to any resale or distribution thereof. Purchaser represents that the AiS Shares is being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that it understands that the AiS Shares must be held indefinitely, unless subsequently registered under the Act or unless an exemption from registration is available, including Rule 144 under the Act, and that it must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(vii) none of the warranties and representations made by Purchaser herein or in the Exhibits or other documents related hereto, nor the financial statements furnished by Purchaser nor any certificate or memorandum furnished or to be furnished by Purchaser, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of Purchaser contained herein are true and correct,

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(viii) the Purchaser Shares are free and clear of all liens, claims, pledges, and other encumbrances of any nature; the Purchaser Shares are not subject to any contact, agreement, arrangement or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the Purchaser Shares by the Shareholders, and

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE ACQUIRED CORPORATION AND THE SHAREHOLDERS

As of the date hereof and at Closing, the Acquired Corporation and each Shareholder, individually but not jointly, do hereby represent and warrant to Purchaser as follows:

(i) the Acquired Corporation and Subsidiary are corporations duly organized, validly existing and is good standing under their respective domicile jurisdictions and in other jurisdictions where it conducts business, has full corporate power and authority to execute and deliver this Agreement. The articles of incorporation and certificate of registration the Acquired Corporation and Subsidiary, as the case may be, have been furnished to Purchaser as in effect on the date hereof. The execution and delivery of this Agreement by the Acquired Corporation does not, and the consummation of the transactions contemplated hereby will not, violate any provision of their respective memorandum of association or articles of association or formation documents. The Acquired Corporation has taken all actions required by law, its memorandum of association and articles of association, or otherwise to authorize the execution and delivery of this Agreement. The Acquired Corporation has full power, authority, and legal capacity and has taken all action required by law, its memorandum of association and articles of association, and otherwise to consummate the transactions herein contemplated.

(ii) the authorized capital stock of the Acquired Corporation consists of 200,000,000 shares of common stock, 0.0001 par value. The Acquired Corporation owns all of the issued and outstanding capital stock of the Subsidiary, free and clear of all liens, claims and encumbrances.

(iii) the issued and outstanding shares of capital stock of the Acquired Corporation is set forth in Section 1.01 herein. In addition, (a) except as set forth on Exhibit 3.01(iii), there are no warrants, rights, options, conversion privileges, stock purchase plans or other agreements or undertakings which obligates the Acquired Corporation or the Subsidiary now or upon the occurrence of some future event to issue additional shares of capital stock or stock derivatives, (b) there are no restrictions on the transfer of shares of capital stock of the Acquired Corporation other than those imposed by relevant state and federal securities laws, and (c) no holder of any security of the Acquired Corporation is entitled to any preemptive or similar statutory or contractual rights, either arising pursuant to an agreement or instrument to which the Acquired Corporation is a party or which are otherwise binding on the Acquired Corporation. The Acquired Corporation Shares are free and clear of any mortgage, lien, pledge, or other encumbrance and are duly authorized, validly issued, fully paid and non‑assessable shares of capital stock of the Acquired Corporation,

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(iv) the consolidated financial statements of the Acquired Corporation previously delivered to Purchaser, which consists of a consolidated audited balance sheet as of December 31, 2021 and unaudited balance sheet as of September 30, 2022 and, respectively, the related consolidated statements of income, cash flows and stockholders equity for the periods then ended (collectively, the “Financial Statements”), are correct and fairly present the financial condition of the Acquired Corporation and the Subsidiary for the periods involved, and such statements were prepared in accordance with generally accepted accounting standards consistently applied; except as set forth on Exhibit 3.01(iv), neither the Acquired Corporation nor the Subsidiary have no material liabilities, whether due or to become due, and whether accrued or contingent, not reflected as part of the Financial Statements, other than liabilities incurred in the ordinary course of business since September 30, 2022 and other liabilities which, in the aggregate, are not material to the business or financial condition of the Acquired Corporation or the Subsidiary,

(v) except as otherwise disclosed on Exhibit 3.01(v), since the date of the Financial Statements, there have not been;

(a) any changes in the condition (financial or otherwise), assets, liabilities, capitalization, business or business prospects of the Acquired Corporation or the Subsidiary which, individually or in the aggregate, have been materially adverse,

(b) any declaration or payment of any dividend or other distribution with respect to the Acquired Corporation's capital stock,

(c) any direct or indirect redemption, purchase or other acquisition of stock of the Acquired Corporation,

(d) any increases paid or agreed to be paid in the compensation, retirement benefits or other commitments to officers, directors, employees, consultants or agents,

(e) any damage or destruction (whether or not covered by insurance) adversely affecting, in any material respects, any properties, business or business prospects of the Acquired Corporation or the Subsidiary, and,

(f) any acquisition or disposition of assets or properties in any transaction with any officer, director, shareholder or monthly salaried employee of the Acquired Corporation or any relative by blood or marriage or any Affiliate or Associate (as such terms are defined in Rule 405 promulgated under the Securities Act of 1933, as amended) of any of them, or, except in the ordinary course of business, any other acquisition or disposition of any assets or properties of material value,

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(vi) the assets reflected on the consolidated audited balance sheet contained in the Financial Statements of the Acquired Corporation dated September 30, 2022 and are owned free and clear of all liens, claims, charges and encumbrances of any kind or nature, except to as otherwise disclosed on Exhibit 3.01 (vi); all such assets, if any, characterized as inventory are stated at no more than the lower of cost or market value and are, in all material respects, usable and salable in the ordinary course of business ;

(vii) there are no collective bargaining agreements and other labor agreements to which the Acquired Corporation or the Subsidiary are a party or by which it is legally bound, and Exhibit 3.01(vii) is a true and correct list or description of all employment, profit sharing, deferred compensation, bonus, stock option, stock purchase, pension, retainer, consulting, retirement, welfare or incentive plans, labor contract agreements, labor arrangements or labor practices to which the Acquired Corporation or the Subsidiary are a party or is legally bound,

(viii) Exhibit 3.01(viii) is a true and correct list of any and all material contacts, agreements, leases, arrangements or understandings, written or oral, which the Acquired Corporation or the Subsidiary are a party, or by which any of its assets or properties are legally bound,

(ix) there are no judicial or administrative actions, suits or proceedings pending or threatened, that might result in a material adverse change in the condition (financial or otherwise), properties, assets, business or operations of the Acquired Corporation or the Subsidiary or that question the validity of this Agreement,

(x) Except as set forth on Exhibit 3.01(x), the Acquired Corporation and the Subsidiary own or possess licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights that it believes are necessary to enable it to conduct its business as now operated (the “Intellectual Property”). Except as set forth on Exhibit 3.01(x), there are no material options, licenses or agreements relating to the Intellectual Property, nor is the Acquired Corporation nor the Subsidiary bound by, or a party to, any material options, licenses or agreements relating to the patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names or copyrights of any other person or entity. Except as set forth on Exhibit 3.01(x), there is no claim or action or proceeding pending or, to each Shareholders’ knowledge, threatened, that challenges the right of the Acquired Corporation or the Subsidiary with respect to any Intellectual Property.

(xi) neither the execution and delivery of this Agreement by the Acquired Corporation, nor the consummation of the transactions set forth herein or contemplated hereby will conflict with or result in any violation of or constitute a breach of or a default under any contract, instrument, agreement, understanding, mortgage, indenture, lease, insurance policy, permit, concession, grant, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to or to which the Acquired Corporation or the Subsidiary is a party, nor will it give rise to any right of acceleration in the time for performance or any obligation of the Acquired Corporation under any contact or instrument, nor will it result in the creation of any lien, charge, encumbrance of any asset of the Acquired Corporation,

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(xii) the Acquired Corporation and the Subsidiary has filed all federal (national), state, local and foreign tax returns which are due or has obtained appropriate extensions with respect thereto and all such returns are true and correct in all material respects as filed; the Acquired Corporation has not received any notice of deficiency for assessment of additional taxes and the Acquired Corporation is not a party to any action or proceeding by any governmental authority for assessment or collection of taxes with respect to its business; no deficiency assessment or proposed adjustment of the Acquired Corporation's federal, state, or local or foreign taxes is pending, except for taxes incurred by the Acquired Corporation in the ordinary course of business allocable to the most recent taxable quarter; the Acquired Corporation has no knowledge of any proposed liability for any tax to be imposed upon its properties, assets, or business for which there is no adequate reserve reflected in the Financial Statements,

(xiii) the Acquired Corporation and the Subsidiary has complied with all applicable statutes and regulations of any federal, state, or other governmental entity or agency thereof, except to the extent that noncompliance would not materially and adversely affect the business, operations, properties, assets, or condition of the Acquired Corporation or the Subsidiary or except to the extent that noncompliance would not result in the occurrence of any material liability for the Acquired Corporation or the Subsidiary. This compliance includes, but is not limited to, the filing of all reports to date with federal and state securities authorities.

(xiv) the Shareholders are acquiring the Purchaser Stock for investment purposes and not with a view to any resale or distribution thereof. The Shareholders represent that the Purchaser Stock is being acquired in a transaction which is exempt from the registration requirements of the Securities Act of 1933, as amended (the "Act"), and that they understand that the Purchaser Stock must be held indefinitely, unless subsequently registered under the Act or unless an exemption from registration is available, including Rule 144 under the Act, and that they must, accordingly, bear the economic risk of its investment for an indefinite period of time,

(xv) none of the stockholder's, directors, employees, officers of the Acquired Corporation or any relative by blood or marriage, Affiliates, or Associates (as defined in 3.01 (vii) (f)) of any of the foregoing, is currently a party to any material transaction with the Acquired Corporation (other than for services as an employee, consultant, officer or director), the terms of which are identified on Exhibit 3.01 (xv),

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(xvi) none of the warranties and representations made by the Shareholders or the Acquired Corporation herein or in the Exhibits or other documents related hereto, nor the financial statements furnished by the Acquired Corporation nor any certificate or memorandum furnished or to be furnished by the Shareholders or the Acquired Corporation or any of them, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of the Shareholders and the Acquired Corporation contained herein are true and correct,

(xvii) the AiS Shares held by each respective Shareholder is free and clear of all liens, claims, pledges, and other encumbrances of any nature; to the best of each Shareholder’s knowledge, such AiS Shares are not subject to any contact, agreement, arrangement, or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of such AiS Shares,

(xviii) each respective Shareholder acknowledges that (i) the Purchaser is a shell company with no assets, (ii) they have read, review and understand the financial statements, its annual, quarterly and other filings of Purchaser made with the Commission, and (iii) none of the following have ever been represented, guaranteed, or warranted to any Shareholder by Purchaser, or its affiliates, agents, or employees or any other person, expressly or by implication: (a) the approximate or exact length of time that he/she will be required to remain an owner of the Purchaser Shares, or (b) value of the Purchaser Shares, or (c) the amount of profit to be realized as a result of receiving the Purchaser Shares,

(xix). Each Shareholder acknowledges that he has carefully reviewed such information as he has deemed necessary to evaluate an investment in Purchaser and its securities. To the full satisfaction of each Shareholder, he has been furnished all materials that he has requested relating to Purchaser, including the Purchaser’s filings with the Commission located at: https://www.sec.gov/edgar/browse/?CIK=1134982&owner=exclude, and each Shareholder has been afforded the opportunity to ask questions of Purchaser’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to the Shareholders. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Purchaser set forth in this Agreement, on which each of the Shareholders have relied in making an exchange of his Ownership Rights for the Purchaser Shares.

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(xx) Each Shareholder is not a “U.S. Person” as defined in Rule 902(k) of Regulation S of the Securities Act (“Regulation S”) (each a “Non-U.S. Shareholder”) and each understands that the Purchaser Shares are not registered under the Securities Act and that the issuance thereof to such Shareholder is intended to be exempt from registration under the Securities Act pursuant to Regulation S. Each Non-U.S. Shareholder has no intention of becoming a U.S. Person. At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, each Non-U.S. Shareholder was outside of the United States. Each certificate representing the Exchange Shares shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

“THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(xxi) none of the warranties and representations made by the Shareholders or the Acquired Corporation herein or in the Exhibits or other documents related hereto, contains or will contain any untrue statement of material fact or omits or will omit to state any material fact necessary in order to make the statements contained herein or therein not misleading, and all representations and warranties of the Shareholders and the Acquired Corporation contained herein are true and correct, and

(xxii) the AiS Shares held by each Shareholder are free and clear of all liens, claims, pledges, and other encumbrances of any nature; to the best of each Shareholder’s knowledge, each such AiS Shares are not subject to any contact, agreement, arrangement, or understanding, written or otherwise, which would adversely affect or otherwise prohibit or limit the acquisition of the such AiS Shares by the Purchaser.

ARTICLE V

CONDITIONS PRECEDENT

5.01. Acquired Corporation Requirements. Unless otherwise waived in writing by Purchaser, the obligations of Purchaser under this Agreement are subject to the satisfaction, at or before the Closing, of the following conditions:

(i). The representations and warranties made by Acquired Company and Shareholders in this Agreement were true when made and shall be true at the Closing with the same force and effect as if such representations and warranties were made at and as of the Closing (except for changes therein permitted by this Agreement). The Acquired Company shall have performed or complied with all covenants and conditions required by this Agreement to be performed or complied with by Acquired Corporation prior to or at the Closing.

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(ii). Purchaser shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of Acquired Corporation, certifying that (a) each representations and warranties of Acquired Corporation contained in this Agreement (i) shall have been true and correct as of the date of this Agreement and (ii) shall be true and correct on and as of the Closing.

(iii). Purchaser shall have received a Certificate of Secretary of Acquired Corporation in a form acceptable to Purchaser certifying attached copies of (i) the Memorandum of Association and Articles of Association of Acquired Corporation, (ii) the resolutions of the Acquired Corporation Board approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iii) the incumbency of each authorized officer of Acquired Corporation this Agreement and related agreements.

(iv).At Closing, Purchaser shall have received a (1) confirmation to its satisfaction that the Acquired Corporation is in good standing with the State of Delaware and (2) a certificate dated the Closing Date and signed by duly authorized executive officer of the Subsidiary that the Subsidiary is in good standing in Australia.

(v). The transaction shall have been approved by the holders of not less one hundred percent (100%) of the shares, including voting power, of Acquired Corporation, unless a lesser number is agreed to by Purchaser.

(vi). No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

(vii). All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Acquired Corporation after the Closing Date on the basis as presently operated shall have been obtained.

(viii). From the date of this Agreement until the Closing Date, there has not occurred a material adverse change in any of the assets, properties, business or operations of the Acquired Corporation.

(ix). (a). Purchaser shall have received a list containing the name, address, and number of shares held by the Acquired Corporation shareholders as of the date of Closing, certified by an executive officer of Acquired Corporation as being true, complete and accurate; and (b). Purchaser shall have received such further opinions, documents, certificates or instruments relating to the transactions contemplated hereby as Purchaser may reasonably request.

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5.02. Purchaser Requirements. Unless otherwise waived in writing by the Acquired Corporation, the obligations of the Acquired Corporation and the Shareholders under this Agreement are subject to the satisfaction, at or before the Closing Date, of the following conditions:

(i). The representations and warranties made by Purchaser in this Agreement were true when made and shall be true as of the Closing Date (except for changes therein permitted by this Agreement) with the same force and effect as if such representations and warranties were made at and as of the Closing Date. Additionally, Purchaser shall have performed and complied with all covenants and conditions required by this Agreement to be performed or complied with by Purchaser.

(ii). The Acquired Corporation shall have been furnished with certificates dated the Closing Date and signed by a duly authorized executive officer of Purchaser, certifying that that each representation and warranty of Purchaser contained in this Agreement (a) shall have been true and correct as of the date of this Agreement and (b) shall be true and correct on and as of the Closing.

(iii). The Acquired Corporation shall have received a Certificate of Secretary of the Purchaser in a form acceptable to Acquired Corporation certifying attached copies of the resolutions of the Purchaser’s Board of Directors approving this Agreement, related documents and the transactions contemplated hereby and thereby; and (iv) the incumbency of each authorized officer of Purchaser this Agreement and related agreements.

(iv). The Acquired Corporation shall have received a confirmation that Purchaser is in good standing in the State of Nevada.

(v). No order, statute, rule, regulation, executive order, injunction, stay, decree, judgment or restraining order shall have been enacted, entered, promulgated or enforced by any court or governmental or regulatory authority or instrumentality which prohibits the consummation of the transactions contemplated hereby.

(vi). All consents, approvals, waivers or amendments pursuant to all contracts, licenses, permits, trademarks and other intangibles in connection with the transactions contemplated herein, or for the continued operation of Purchaser after the Closing Date on the basis as presently operated shall have been obtained.

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ARTICLE VI

CLOSING OF TRANSACTION

6.01. Delivery of Documents. The parties will deliver duly executed originals of the Agreement to an escrow agent selected by the parties (“Escrow Agent”). The Escrow Agent will maintain the Agreements in trust pending receipt of written instructions from an officer of the Purchaser and from an officer of the Acquired Corporation that all of the conditions described in Section 5.01, Section 5.02, and Section 6.03 have been complied with to the satisfaction of each such party, and authorizing the Escrow Agent to release the Agreements to the respective parties.

6.02 Closing of Transaction. Subject to the execution of this Agreement by all Parties, the fulfillment of the conditions precedent described Section 5.01, Section 5.02, Section 6.01 and the conditions described in Section 6.03 below, the closing of the transaction contemplated by this Agreement will occur on or before March 27, 2023 (“Closing” or “Closing Date”), at a mutually agreeable location. The Effective Date shall be the Closing Date.

6.03. Conditions of Closing; Delivery of Documents. The closing of this transaction shall be subject to the following conditions:

(i). All representations and warranties made by Purchaser herein shall be true and accurate as of the Closing as though such representations and warranties were then made in exactly the same language by such parties regardless of knowledge or lack thereof by such parties or changes beyond their control; and the Purchaser will deliver to the Acquired Corporation at Closing the certification signed by the President of the Purchaser dated as of the date of the Closing in substantially the same form as the text provided in Exhibit 6.02(i),

(ii). All representations and warranties made by Acquired Corporation herein shall be true and accurate as of the Closing as though such representations and warranties were then made in exactly the same language by such parties regardless of knowledge or lack thereof by such parties or changes beyond their control; and the Acquired Corporation will deliver to the Purchaser at Closing the certification signed by Chairman of the Purchaser dated as of the date of the Closing in substantially the same form as the text provided in Exhibit 6.02(ii),

(iii). The delivery by the Acquired Corporation to the Purchaser all of the books and records of the Purchaser, including without limitation, and its corporate governance materials (articles of incorporation, by-laws and resolutions and minutes of shareholder and board meetings, stock and warrant ledgers, and

(iv). Each Shareholder shall have delivered to the Purchaser a duly signed stock power representing the respective amount of AiS Shares set forth on Exhibit 1.02. Notwithstanding a Shareholder’s failure to deliver such stock power of their respective AiS Shares, that Shareholder’s rights and privileges to such AiS Shares terminate at Closing.

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(v). The following individuals shall be appointed as officers and directors of the Purchaser as indicated below and Marino Sussich shall resign in such officer capacities:

Joe Martinez - Chief Executive Officer and Director

Jeremy Samuel - President and Director

Rishi Kher – Chief Financial Officer

Lee Saltzer – Chief Operating Officer

ARTICLE VII

RELEASE BY THE SHAREHOLDERS

Effective as of the Closing Date, the Shareholders, except for claims related to the performance do hereby fully and unconditionally release and discharge any and all, debts, claims and causes of actions which each party, their heirs, successors and assigns have or may have at any time against Acquired Corporation and its officers, directors, employees, counsel, agents and shareholders, including those claims relating to any past due wages or other compensation.

ARTICLE VIII

INDEMNIFICATION BY THE PARTIES AGAINST LIABILITIES

8.01. Indemnification by the Purchaser. Purchaser hereby indemnifies and holds harmless the Acquired Corporation and its respective heirs, transferees, assigns, officers, directors, counsel, agents and shareholders ("Shareholder Indemnitees") from any and all claims, causes of actions, proceedings, investigations judgments, damages, settlements and legal and other expenses, including legal fees, as of when occurred arising out of or in any way connected with (i) the activities of the Purchaser prior to the execution of this Agreement, and (ii) the breach of any representation, warranty, covenant or condition of the Purchaser.

The Shareholder Indemnitees shall give the Purchaser prompt notice of any claim asserted or threatened against the Shareholder Indemnitees on the basis of which such Purchaser Indemnitee intends to seek indemnification from the Purchaser as provided herein. However, the failure to provide such notice to the Purchaser under this section shall not obviate the obligations and responsibilities of the Purchaser.

8.02. Indemnification by the Acquired Corporation and Shareholders. The Acquired Corporation and Shareholders hereby indemnify and hold harmless the Purchaser and its respective heirs, transferees, and assigns ("Purchaser Indemnitees") from any and all claims, causes of actions, proceedings, investigations judgments, damages, settlements and legal and other expenses, including legal fees, as of when occurred arising out of or in any way connected with (i) the activities of the Acquired Corporation prior to the execution of this Agreement, and (ii) the breach of any representation, warranty, covenant or condition of the Acquired Corporation or the Shareholders.

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The Purchaser Indemnitees shall give the Acquired Corporation and Shareholders prompt notice of any claim asserted or threatened against the Purchaser Indemnitees on the basis of which such Purchaser Indemnitee intends to seek indemnification from the Acquired Corporation or Shareholders as provided herein. However, the failure to provide such notice to the Acquired Corporation or the Shareholders under this section shall not obviate the obligations and responsibilities of the Acquired Corporation or the Shareholders.

ARTICLE IX

ENTIRE AGREEMENT, MODIFICATION, WAIVER AND HEADINGS

9.01. Entire Agreement; Modification. This Agreement constitutes the entire agreement between the parties hereto pertaining to the subject matter herein and supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions among the parties, written or otherwise. No supplement, modification or waiver or termination of this Agreement shall be binding unless executed in writing by the party to be bound thereby. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

9.02. Headings. Section captions or headings are included herein for convenience purposes only and are not to be construed as an accurate description of the contents therein.

9.03. Incorporation by Reference. All exhibits, schedules and documents referred to in this Agreement are incorporated herein for all purposes.

9.04. Multiple Counterpart Execution; Governing Law. This Agreement may be executed in multiple counterparts, which each counterpart constituting a binding agreement between the signatory parties, and with all such counterparts constituting an integrated document. This Agreement shall be construed and governed by the laws of the State of Nevada.

9.05. Binding Effect. The terms and provisions herein shall be binding on and inure to the benefit or the parties hereto, and their respective transferees, successors and assigns.

9.06. Survival of Representations and Warranties. All representations, warranties, and covenants made by the parties herein shall survive the execution of this Agreement and shall be forever enforceable.

9.07. Severability. If any provision of this Agreement is invalid, illegal or enforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances.

14

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective all as of Effective Date.

***

PURCHASER

Prevention Insurance.com

/s/ Marino Sussich

Marino Sussich

Chief Executive Officer

Date Signed: 20 March 2023

ACQUIRED CORPORATION

Apple iSports, Inc.

/s/ Jeremy Samuel

Jeremy Samuel

President

Date Signed: 20 March 2023

15

SHAREHOLDERS SIGNATURE PAGE

______________________

Print Name of Shareholder

[and officer/authorized party if applicable]

______________________

Signature

Date Signed: ____________

16

The following Exhibits are attached to and made a part of that Stock Exchange Agreement (Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”)  which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of the Agreement (as the "Shareholders").

EXHIBIT 1.02

Common Stock

	Number of Acquired Corporation	Number of Purchaser
Name of Shareholder	Shares Surrendered	Shares Received
Apple iSports Investment Group Pty Ltd	200,000	200,000
April 20 Pty Ltd atf Westcoast Superannuation Fund	31,000	31,000
Banipal Pera	14,300	14,300
Chang Hing Lim	200,000	200,000
CM & HT Usher Superannuation Fund	1,508,280	1,508,280
Cres Pty Ltd atf Cres Discretionary Trust No. 2	123,970,000	123,970,000
Dandan Wang	8,500,000	8,500,000
Ellen Tayla Lietzow	3,750,000	3,750,000
Future Fund Family Pty Ltd ATF Future Fund Family Trust	30,000	30,000
Hon Lan Cho	8,500,000	8,500,000
Honsue Cho	9,450,000	9,450,000
James David Samuel	28,580	28,580
Kam Chiu Chan	200,000	200,000
Lee Saltzer	57,140	57,140
Grahame James Leonard	31,000	31,000
Martelle Wing Li	9,000,000	9,000,000
Remy Jet Kin Cho	7,500,000	7,500,000
Robert Richter	100,000	100,000
Rosbar Nominees Pty Ltd.	1,200,000	1,200,000
Scott Carpenter	50,000	50,000
Usher Holdings Pty Ltd	2,491,700	2,491,700
Wendy Eugenia Cho	9,450,000	9,450,000
Yu Lien Cho	8,800,000	8,800,000

Totals	195,062,000	195,062,000

Stock Purchase Warrants
	Number of AiS Stock Purchase	Number of New Stock Purchase
Name of Warrantholder	Warrants Cancelled	Warrants Received
April 20 Pty Ltd atf Westcoast Superannuation Fund	15,500	15,500
Grahame James Leonard	15,500	15,500

Totals	31,000	31,000

1

The following Exhibits are attached to and made a part of that Stock Exchange Agreement (Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”) which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of the Agreement (as the "Shareholders").

EXHIBIT 3.01(iii)

None except as stated in Exhibit 1.02.

EXHIBIT 3.01(iv)

None

EXHIBIT 3.01(v)

None

EXHIBIT 3.01(vi)

None

EXHIBIT 3.01(vii)

(a). Contractor Agreement by and between Apple iSports Australia Pty Ltd and WI JohnGalt Pty Ltd. (Jeremy Samuel).

(b). Letter Agreement by and between Apple iSports Australia Pty Ltd and XB4 (Rishi Kher).

(c). Letter of Engagement by and between Apple iSports, Inc. and Mr. Joe Martinez.

(d). Employment Agreement by and between Apple iSports Australia Pty Ltd and Lee Saltzer dated December 6, 2021.

(e). Employment Agreement by and between Apple iSports Australia Pty Ltd and Bani Pera dated December 6, 2021.

(f). Employment Agreement by and between Apple iSports Australia Pty Ltd and James Samuel dated December 6, 2021.

EXHIBIT 3.01(viii)

(a). Commercial Lease Agreement by and between Apple iSports Australia Pty Ltd and Donarag Pty Ltd dated December 31, 2021.

(b). Software License Agreement by and between Scout Ltd. and Apple iSports, Inc. dated October 5, 2022.

(c). Racelab Product and Services Agreement by and between RACELAB Pty Ltd. and Apple iSports, Inc. dated May 5, 2022.

(d). Unbeaten Channel Agreement by and between DSI by Inverleigh Media Holdings pty Ltd and Apple iSports, Inc. dated July 20, 2022.

2

The following Exhibits are attached to and made a part of that Stock Exchange Agreement (Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”)  which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of the Agreement (as the "Shareholders").

EXHIBIT 3.01(x)

Trademark applications have been filed for the name Apple iSports and for our logo mark with the United States Patent and Trademark Office in the US and with IP Australia. The following applications have been filed:

•	US trademark for the Apple iSports swoosh logotypes (3 variants) filed on September 13, 2022.
•	Australian trademark for swoosh logotype filed on 8 September 8, 2022.
•	Australian trademark for 2 additional variants of swoosh logotype filed on September 13, 2022.

As of the date hereof, no trademarks have been granted.

EXHIBIT 3.01(xv)

See Notes to Financial Statements.

3

The following Exhibits are attached to and made a part of that Stock Exchange Agreement (Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”)  which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of the Agreement (as the "Shareholders").

EXHIBIT 6.02(i)

Certificate of Officer

Of Purchaser

Reference is made to the Stock Exchange Agreement (“Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”)  which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of this Agreement (as the "Shareholders").

The undersigned, being the sole officer of Purchaser as of this date, hereby certifies to the Acquired Corporation, pursuant to Section 6.02(i) of that Agreement that the representations and warranties of Purchaser set forth in the Agreement are true and correct as of the date hereof as if made on and as of the date hereof.

Prevention Insurance.com

_________________

Marino Sussich

President

March __, 2023

4

The following Exhibits are attached to and made a part of that Stock Exchange Agreement (Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”) which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of the Agreement (as the "Shareholders").

EXHIBIT 6.02(ii)

Certificate of Officer

Of Acquired Corporation

Reference is made to the Stock Exchange Agreement (“Agreement”) by and among Prevention Insurance.com., a Nevada company (the "Purchaser"), and Apple iSports, Inc., a Delaware company (as the “Acquired Corporation”) which as the context so requires includes its wholly owned subsidiary, Apple iSports Australia Pty. Ltd. (as the “Subsidiary”) (which is not a signatory to the Agreement”), and the shareholders of the Acquired Corporation identified on the signatory page of this Agreement (as the "Shareholders").

The undersigned, being the President of the Acquired Corporation as of this date, hereby certifies to the Purchaser, pursuant to Section 6.02(ii) of that Agreement that the representations and warranties of the Acquired Corporation set forth in the Agreement are true and correct as of the date hereof as if made on and as of the date hereof.

Apple iSports, Inc.

_________________

Jeremy Samuel

President

March __, 2023

5

APPLE iSPORTS, INC

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021 (UNAUDITED)

F-1

APPLE iSPORTS, INC

F-2

APPLE ISPORTS, INC

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	September 30, 2022	December 31, 2021
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,743	$8,400
Loan receivable - related party	59,433	30,408
Goods and service tax receivable	20,498	2,794
Prepaid expenses	12,555
TOTAL ASSETS	$94,228	$41,602

LIABILIATIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$118,281	$28,691
Due to related party	1,835	1,335
Loan payable - related parties	862,185	38,463
Accrued interest - related parties	8,184	30
Accrued payroll	4,907	-
TOTAL LIABILITIES	$995,392	$68,518

STOCKHOLDERS' DEFICIT
Common stock, $.0001 par value, 200,000,000 shares authorized, issued and outstanding as of September 30, 2022 and December 31, 2021	$20,000	$20,000
Additional paid-in capital	9,990	9,990
Accumulated other comprehensive income	63,308	1,991
Accumulated deficit	(994,462)	(58,897)
TOTAL STOCKHOLDERS' DEFICIT	(901,164)	(26,916)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$94,228	$41,602

See the accompanying notes the condensed consolidated financial statements.

F-3

APPLE ISPORTS INC

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021 (UNAUDITED)

	September 30, 2022	September 30, 2021

Net revenues	$-	$-

Operating expenses:
Marketing and sales	110,244	-
Foreign exchange gain	(13,188)	-
Rent	40,918	-
Salaries and wages	110,099	-
Bank service fees	115	-
Consulting fees	247,469	-
Professional fees	109,602	-
Travel, meals and entertainment	49,859	-
Regulatory fees	16,946	-
Dues and subscriptions	27,120	-
Office	9,886	-
Related party expenses - officers & directors compensation	217,630	-
Total operating expenses	926,700	-

Loss from operations	(926,700)	-

Other expenses
Interest expense	8,864	-
Total other expenses	8,864	-

Operating loss before income taxes	(935,564)	-

Provision for income taxes	-	-

Net loss	$(935,564)	$-

Other Comprehensive Loss
Foreign currency translation adjustment	61,317	-
Comprehensive Loss	$(874,247)	$-

Net loss per share - basic and diluted	$(0.00)	$-

Weighted number of shares outstanding - Basic and diluted	200,000,000	200,000,000

 See the accompanying notes the condensed consolidated financial statements.

F-4

APPLE ISPORTS INC

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2022 AND 2021 (UNAUDITED)

	Common		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficit)
Balance December 31, 2021	200,000,000	$20,000	$9,990	$1,991	$(58,898)	$(26,917)

Net loss for nine months ended	-	-	-		(935,564)	(935,564)
Other comprehensive income	-	-	-	61,317	-	61,317

Balance September 30, 2022	200,000,000	$20,000	$9,990	$63,308	$(994,462)	(901,164)

	Common		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficit)
Balance December 31, 2020	200,000,000	$20,000	$9,990	$-	$(917)	$29,073

Net loss for nine months ended	-	-	-	-	-	-
Other comprehensive income	-	-	-	-	-	-

Balance September 30, 2021	200,000,000	$20,000	$9,990	$-	$(917)	$29,073

 See the accompanying notes the condensed consolidated financial statements.

F-5

APPLE ISPORTS INC

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED

SEPTEMBER 30, 2022 AND 2021 (UNAUDITED)

	2022	2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(935,564)	$-
Adjustments to reconcile net loss to cash used in operating activities:

Change in operating assets and liabilities:
Goods and services tax receivable	(17,703)	-
Prepaid expenses	(12,555)
Accounts payable and accrued expenses	89,590	-
Accrued interest	8,154	-
Accrued payroll	4,907	-
Net cash used in operating activities	$(863,171)	$-

CASH FLOW FROM FINANCING ACTIVITIES:
Advances to related party	500	-
Advances on loan receivable to related party	(29,025)	-
Proceeds from loan payable from related party	823,722	-
Net cash provided by financing activities	$795,197	$-

Effect of changes in exchange rates on cash and cash equivalents	61,317	-

NET DECREASE IN CASH	(6,657)	-

CASH AND CASH EQUIVALENTS at beginning of year	8,400	-
CASH AND CASH EQUIVALENTS at end of year	$1,743	$-

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-

 See the accompanying notes the condensed consolidated financial statements.

F-6

APPLE ISPORTS INC

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

Apple iSports Inc. (the “Company”), formed on May 29, 2019 in the State of Delaware, and has been engaged in the development of an online sports engagement portal that will include, racing and sports betting, fantasy sports and sports content.   On November 9, 2021, the Company incorporated Apple iSports Pty Ltd (“AIS Australia”) as a wholly owned subsidiary.

On September 21, 2022, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock to 200,000,000 shares at $0.0001 par value per share.

Note 2. Going Concern

The Company’s condensed consolidated financial statements  have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. The Company has a net loss and negative cash flow from operations for the nine months ended September 30, 2022. These factors among others raise substantial doubt about the ability of the company to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These condensed consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The condensed consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). These condensed consolidated financial statements incorporate the financial statements of the Company and its wholly owned subsidiary, AIS Australia. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional financing needed to execute its business plan.

Unaudited Interim Financial Information

The unaudited interim condensed consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with U.S. GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim condensed consolidated financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the consolidated results for the interim periods presented and of the consolidated financial condition as of the date of the interim condensed consolidated balance sheet. The financial data and the other information disclosed in these notes to the interim condensed consolidated financial statements related to the nine-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim condensed consolidated financial statements should be read in conjunction with the consolidated financial statements of the Company for the year ended December 31, 2021 and notes thereto.

F-7

Use of Estimates

The preparation of condensed consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Foreign Currency Transactions and Translation

Apple iSports, Inc.’s functional currency is the United States Dollar (“US $”). The Company’s wholly owned subsidiary, AIS Australia’s functional currency in which it operates is Australian Dollars (“AUD”).

For the purpose of presenting these consolidated financial statements the reporting currency is US$. AIS Australia’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, income and expense items are translated at the average exchange rate during the period The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. Gains or losses resulting from transactions in currencies other than the functional currencies are recognized as part of operating expenses in the condensed consolidated statement of comprehensive loss.

Exchange rates used for the translations are as follows:

AUD to US$

	Period End	Average
December 31, 2021	$0.7256	$0.7514
September 30, 2022	$0.6513	$0.7075

Fair Values of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

F-8

As of the balance sheet date, the estimated fair values of the financial instruments, such as accounts payable and accrued expenses, approximated their fair values due to the short-term nature of these instruments. As of the balance sheet date, the estimated fair value of the related party loan receivable, loan payable – related parties, and due to related party, approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Comprehensive income (loss)

The Company follows ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

Earnings (Loss) Per Share

The Company follows ASC 260 when reporting Earnings (Loss) Per Share resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted net loss per share were the same.

Revenue Recognition

The Company adopted FASB Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective May 29, 2019. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods or services to the Company's customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

F-9

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s consolidated financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimates

Intellectual Property.

On May 29, 2019, the Company entered into a rights contribution, technical cooperation and non-compete agreement (the “IP Contribution”) with Cooper Hill Assets Inc., a British Virgin Island company (“CHA”). CHA is wholly owned by Marino Sussich, a director of the Company. The Company issued 200 million shares of its common stock to CHA for the IP Contribution and proceeds of $29,990 from CHA. The Company has not attributed a book value to the IP Contribution.

Risks and uncertainties

Credit risk

As of September 30, 2022, cash deposits at financial institutions include $1,707 US dollars and $36 in Australian dollars. Australian bank accounts are insured with deposit protection up to 250,000 AUD. US bank accounts are insured with deposit protection up to $250,000. Accordingly, the Company is not subject to credit risk regarding cash.

Note 4. Related party

Transactions

Related party receivable

Related Party	Note	As of September 30, 2022	As of December 31, 2021
Prevention Isurance.com	(a)	$30,933	$30,408
Paramount Capital	(b)	28,500	-
Total		$59,433	$30,408

a)

During the year ended December 31, 2021, the Company advanced $30,408 to Prevention Insurance.com (“PVNC”), a public company. For the nine months ended September 30, 2022, the Company advanced PVNC an additional $525. The advances are unsecured and interest free.

b)	During the nine months ended September 30, 2022, the Company advanced $28,500 to Paramount Capital (“PC”). PC is a wholly-owned subsidiary of PVNC. The advances are unsecured and interest free.

Mr. Sussich, a director and, through his ownership of CHA, the controlling stockholder of the Company also is the President and majority shareholder of PVNC.

F-10

Related party payables

Related Party	Note	As of September 30, 2022
Due to shareholder	(a)	$1,635

Cres Discretionary Trust No. 2	(b)	$570,358
Apple iSports Investment Group Pty	(c)	171,359
ABA Investment Group Pty Ltd	(d)	128,652
Total		$870,369

Loan payable - related parties		$862,185
Accured interest - related parties		$8,184
		$870,369

a)	During the year ended December 31, 2021, and nine months ended September 30, 2022, Mr. Sussich advanced $1,335, and $500, respectively to the Company. The advances were unsecured and interest free.

b)

On May 30, 2019, the Company entered into a loan agreement with Cres Discretionary Trust No.2 (the “Lender”). The Lender is 100% owned by Mr. Sussich. The loan is unsecured, has a 3% annualized interest rate and is payable on demand by the Lender. As of September 30, 2022, the Company had $570,358 outstanding on the loan, including accrued interest and recorded interest expense for the nine months ended September 30, 2022 of $4,877.

c)

On April 8, 2022, the Company’s whole owned subsidiary, AIS Australia entered into a loan agreement with Apple iSports Investment Group Pty Ltd (the “Subsidiary Lender”). The Subsidiary Lender is 100% owned by Mr. Sussich. The loan is unsecured, has a 3% annualized interest rate and is payable on demand by the Subsidiary Lender. As of September 30, 2022, the Company had $171,359 outstanding on the loan, including accrued interest and recorded interest expense for the nine months ended September 30, 2022 of $2,195.

d)

On April 8, 2022, the Company’s wholly-owned subsidiary, AIS Australia entered into a loan agreement with ABA Investment Group Ltd (the “Subsidiary Lender 2”). The Subsidiary Lender 2 is 100% owned by the Mr. Sussich. The loan is unsecured, has a 3% annualized interest rate and is payable on demand by the Subsidiary Lender 2. As of September 30, 2022, the Company had $128,652 outstanding on the loan, including accrued interest and recorded interest expense for the nine months ended September 30, 2022 of $1,791.

Note 5. Common Stock

As of September 30, 2022, the Company had issued and outstanding 200,000,000 shares of Common Stock. On October 1, 2022, CHA returned 5,000,000 shares to Treasury.

F-11

Note 6. Income Taxes

The Company utilized the asset and liability method of accounting for income taxes in accordance with FASB ASC 740-10. If it is more likely than not that some portion or all a deferred tax asset will not be realized, a valuation allowance is recognized.

a. United States (US)

The Company is subject to US tax laws at a tax rate of 21%. No provision for US federal income taxes has been made as the Company had no taxable income for the nine months ended September 30, 2022 and 2021. The Company is subject to the State of Delaware tax laws at a tax rate of 8.7%.

b. Australia (AU)

Apple iSports Pty Ltd, a wholly owned subsidiary of the Company, was incorporated in Australia in November 2021 and maybe subject to a corporate income tax on its activities conducted in Australia and income arising in or from Australia. No provision for income tax has been made as the subsidiary had no taxable income for the nine months ended September 30, 2022 and 2021. The applicable statutory tax rate is 25%.

As of January 1, 2022, the Company had no unrecognized tax benefits, and accordingly, the Company did not recognize interest or penalties during 2022 related to unrecognized tax benefits. There has been no change in unrecognized tax benefits during the nine months ended September 30, 2022, and there was no accrual for uncertain tax positions as of September 30, 2022.

There is no income tax benefit for the losses for the nine months ended September 30, 2022 and 2021, since management has determined that the realization of the net tax deferred asset is not assured and has created a valuation allowance for the entire amount of such benefits.

Note 7. Subsequent Events

•	On October 1, 2022, CHA canceled 5,000,000 shares of common stock.
•

On October 3, 2022, the Company filed a Form D with the Securities and Exchange Commission identifying its plan to raise up to $5,000,000 at a price per share of $1.00 (the “Private Placement’).  As of March 16, 2023, the Company raised $62,000 from two investors and issued 62,000 shares of common stock and 31,000 stock purchase warrants.

•	On September 21, 2022, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock to 200,000,000 shares at $0.0001 par value per share.
•

On February 9, 2023, the Company filed with the State of Delaware an amendment to its Articles of Incorporation which effected a 20 for 1 forward stock split of its common stock. The stock split increased the common stock outstanding to 200,000,000. All share information has been retroactively adjusted in these consolidated financial statements.

F-12

APPLE iSPORTS, INC

CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31 2021 AND 2020

F-13

APPLE iSPORTS, INC

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2021 AND 2020

F-14

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and

Stockholders of Apple iSports, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Apple iSports Inc. and subsidiary (the Company) as of December 31, 2021 and 2020 and the related statements of comprehensive loss, stockholders’ equity (deficit), and cash flows for each of the two years in the period ended December 31, 2021 and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021 and 2020, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs, incurred a net loss and negative cash flow from operations for the year ended December 31, 2021, which raises substantial doubt about their ability to continue as a going concern. Management’s plan in regards to these matters are described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Morison Cogen LLP

February 15, 2023

We have served as the Company’s auditor since 2022.

F-15

APPLE ISPORTS INC

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2021 AND 2020

	2021	2020
ASSETS

CURRENT ASSETS:
Cash or cash equivalents	$8,400	$-
Related party loan receivable	30,408	30,408
Goods and service tax receivable	2,794	-
TOTAL CURRENT ASSETS	41,602	30,408

TOTAL ASSETS	$41,602	$30,408

LIABILIATIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$28,691	$-
Due to related parties	1,335	1,335
Related party loan payable	38,463	-
Accrued interest	30	-
TOTAL CURRENT LIABILITIES	68,519	1,335

TOTAL LIABILITIES	$68,519	$1,335

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock, $.0001 par value, 200,000,000 shares authorized, issued and outstanding as of December 31, 2021 and 2020	$20,000	$20,000
Additional paid-in capital	9,990	9,990
Accumulated deficit	(58,897)	(917)
Accumulated other comprehensive income	1,991	-
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(26,916)	29,073

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$41,602	$30,408

The accompanying notes are an integral part of these consolidated financial statements.

F-16

APPLE ISPORTS INC

CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Year end	year end
	2021	2020

Net revenues	$-	$-

Operating expenses:
Salaries and wages	13,830	-
Bank service fees	8	-
Consulting fees	36,067	-
Professional fees	4,508	-
Regulatory fees	156	-
Training and development	3,382	-
Total operating expenses	57,951	-

Loss from operations	(57,951)	-

Other expenses
Interest expense	29	-
Total other expenses	29	-

Operating loss before income taxes	(57,980)	-

Provision for income taxes	-	-

Net loss	$(57,980)	$-

Other Comprehensive Loss
Foreign currency translation adjustment	1,991	-
Comprehensive Loss	$(55,989)	$-

Net loss per share - basic and diluted	$(0.00)	$-

Weighted number of shares outstanding - Basic and diluted	200,000,000	200,000,000

The accompanying notes are an integral part of these consolidated financial statements.

F-17

APPLE ISPORTS INC

CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	Common		Additional Paid-In	Accumulated Other Comprehensive	Accumulated	Stockholders' Equity
	Shares	Par Value	Capital	Income	Deficit	(Deficit)
Balance December 31, 2019	200,000,000	$20,000	$9,990	$-	$(917)	$29,073

Net income (loss) for year	-	-	-	-	-	-

Balance December 31, 2020	200,000,000	$20,000	$9,990	$-	$(917)	$29,073

Net loss for period	-	-	-	-	(57,980)	(57,980)
Other comprehensive income	-	-	-	1,991	-	1,991

Balance December 31, 2021	200,000,000	$20,000	$9,990	$1,991	$(58,897)	$(26,916)

The accompanying notes are an integral part of these consolidated financial statements.

F-18

APPLE ISPORTS INC

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2021 AND 2020

	2021	2020

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(57,981)	$-

Change in operating assets and liabilities:
Goods and services tax receivable	(2,794)	-
Accounts payable and accrued expenses	28,691	-
Net cash used in operating activities	$(32,084)	$-

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from related party loans	38,493	-
Net cash provided by financing activities	$38,493	$-

Effect of changes in exchange rates on cash and cash equivalents	1,991

NET INCREASE IN CASH	8,400	-

CASH AND CASH EQUIVALENTS at beginning of year	-	-
CASH AND CASH EQUIVALENTS at end of year	$8,400	$-

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$-	$-
Income Taxes	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-19

APPLE ISPORTS INC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Note 1. The Company History and Nature of the Business

Apple iSports Inc. (the “Company”), formed on May 29, 2019 in the State of Delaware, and has been engaged in the development of an online sports engagement portal that will include, racing and sports betting, fantasy sports and sports content. On November 9, 2021, the Company incorporated Apple iSports Pty Ltd (“AIS Australia”) as a wholly owned subsidiary.

Note 2. Going Concern

The Company’s consolidated financial statements as of December 31, 2021 and 2020, have been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business.

The Company has not yet established an ongoing source of revenues and cash flows sufficient to cover its operating costs and allow it to continue as a going concern. The Company has a net loss and negative cash flow from operations for the year ended December 31, 2021. These factors among others raise substantial doubt about the ability of the company to continue as a going concern.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant stockholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These consolidated financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3. Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”). These consolidated financial statements incorporate the financial statements of the Company and its wholly owned subsidiary, AIS Australia. All significant intercompany transactions and balances have been eliminated in consolidation.

The Company is an emerging growth company as the term is used in The Jumpstart Our Business Startups Act enacted on April 5, 2012 and has elected to comply with certain reduced public company reporting requirements.

The Company’s activities are subject to significant risks and uncertainties, including failing to secure additional financing needed to execute its business plan.

Use of Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

F-20

Foreign Currency Transactions and Translation

Apple iSports, Inc.’s functional currency is the United States Dollar (“US $”). The Company’s wholly owned subsidiary, AIS Australia’s functional currency in which it operates is Australian Dollars (“AUD”).

For the purpose of presenting these consolidated financial statements the reporting currency is US$. AIS Australia’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income in the stockholder’s equity section of the balance sheets.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in statement of comprehensive loss.

Exchange rate used for the translation as follows:

US$ to AUD

	Period End	Average
December 31, 2021	$0.7256	$0.7514

Fair Values of Financial Instruments

The Company adopted Accounting Standards Codification (“ASC”) 820 “Fair Value Measurements,” which defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosures requirements for fair value measures. Current assets and current liabilities qualified as financial instruments and management believes their carrying amounts are a reasonable estimate of fair value because of the short period of time between the origination of such instruments and their expected realization and if applicable, their current interest rate is equivalent to interest rates currently available.  The three levels are defined as follow:

•	Level 1 — inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•

Level 2 — inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•	Level 3 — inputs to the valuation methodology are unobservable and significant to the fair value.

As of the balance sheet date, the estimated fair values of the financial instruments, such as accounts payable and accrued expenses, approximated their fair values due to the short-term nature of these instruments. As of the balance sheet date, the estimated fair value of the related party loan receivable, related party loan payable, and due to related party, approximated their fair values due to the short-term nature of these instruments. Determining which category an asset or liability falls within the hierarchy requires significant judgment. The Company evaluates the hierarchy disclosures each year.

F-21

Related parties

The Company adopted ASC 850, Related Party Disclosures, for the identification of related parties and disclosure of related party transactions.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

Comprehensive income (loss)

The Company follows ASC 220 in reporting comprehensive income (loss). Comprehensive income (loss) is a more inclusive financial reporting methodology that includes disclosure of certain financial information that historically has not been recognized in the calculation of net income (loss).

Earnings (Loss) Per Share

The Company follows ASC 260 when reporting Earnings (Loss) Per Share resulting in the presentation of basic and diluted earnings (loss) per share. Because the Company does not have any common stock equivalents, such as stock options and warrants, the amounts reported for basic and diluted net loss per share were the same.

Revenue Recognition

The Company adopted FASB Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, and its related amendments (collectively known as “ASC 606”), effective May 29, 2019. The Company determines revenue recognition through the following steps:

•	Identification of a contract with a customer;
•	Identification of the performance obligations in the contract;
•	Determination of the transaction price;
•	Allocation of the transaction price to the performance obligations in the contract; and
•	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when performance obligations are satisfied through the transfer of control of promised goods or services to the Company's customers in an amount that reflects the consideration expected to be received in exchange for transferring goods or services to customers. Control transfers once a customer has the ability to direct the use of, and obtain substantially all of the benefits from, the product. This includes the transfer of legal title, physical possession, the risks and rewards of ownership, and customer acceptance.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s consolidated financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carry-forward period under the Federal tax laws. Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimates

F-22

Intellectual Property.

On May 29, 2019, the Company entered into a rights contribution, technical cooperation and non-compete agreement (the “IP Contribution”) with Cooper Hill Assets Inc., a British Virgin Island company (“CHA”). CHA is wholly owned by Marino Sussich, a director of the Company. The Company issued 200 million shares of its common stock to CHA for the IP Contribution and proceeds of $29,990 from CHA. The Company has not attributed a book value to the IP Contribution.

Risks and uncertainties

Credit risk

As of December 31, 2021, cash deposits at financial institutions include $0 US dollars and $8,400 in Australian dollars. Australian bank accounts are insured with deposit protection up to 250,000 AUD. Accordingly, the Company is not subject to credit risk regarding cash.

Recently Issued and Recently Adopted Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842). This ASU requires a lessee to recognize a right-of-use asset and a lease liability under most operating leases in its balance sheet. The ASU is effective for annual and interim periods beginning after December 15, 2021. Early adoption is permitted. The Company will adopted this standard effective January 1, 2022 and the Company does not expect the adoption of this standard to have a material impact on their consolidated financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards could have a material effect on the accompanying financial statements. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

Note 4. Related party

Transactions

Related party receivable

Related Party	Note	As of December 31, 2021	As of December 31, 2020
Prevention Isurance.com	(a)	$30,408	$30,408
Total		$30,408	$30,408

a)

During the year ended December 31, 2019, the Company advanced $30,408 to Prevention Insurance.com (“PVNC”), a public company. The advances were unsecured and interest free. Marino Sussich, a director and through his ownership of CHA, is the controlling stockholder of the Company also is the President and majority shareholder of PVNC.

Related party payables

Related Party	Note	As of December 31, 2021	As of December 31, 2020
Due to stockholder	(a)	$1,335	$1,335
Cres discretionary trust No.2	(b)	$38,493	-
Total		$39,828	$1,335

a)	During the year ended December 31, 2019, Mr. Sussich advanced $1,335 to the Company. The advances were unsecured and interest free.

b)

On May 30, 2019, the Company entered into a loan agreement with Cres Discretionary Trust No.2 (the “Lender”). The Lender is 100% owned by the Mr. Sussich. The loan is unsecured, has a 3% annualized interest rate and is payable on demand by the Lender. The Company had $38,493 and $0 outstanding on the loan as of December 31, 2021 and 2020, respectively. The Company recorded interest expense on the loan of $29 and $0 for the years ended December 31, 2021 and 2020, respectively.

F-23

Stock Issuances

As mentioned above, on May 29, 2019, pursuant to the IP Contribution and the sum of $29,000 both from CHA, CHA received 200 million shares of common stock of the Company. The Company has not attributed a book value to the IP Contribution. On October 1, 2022, CHA returned 5,000,000 shares to Treasury.

Note 5. Common Stock

On May 29, 2019, the Company issued 200,000,000 shares of its common stock to CHA for the IP Contribution and $29,990 of proceeds from CHA (Note 3). On October 1, 2022, CHA returned 5,000,000 shares to Treasury.

On May 15, 2021, CHA informed the Company as to a private transfer of 65,000,000 shares of common stock to three corporate entities. On September 29, 2021, these corporate entities transferred these shares to eight individuals.

Note 6. Income Taxes

The Company utilized the asset and liability method of accounting for income taxes in accordance with FASB ASC 740-10. If it is more likely than not that some portion or all a deferred tax asset will not be realized, a valuation allowance is recognized.

a. United States (US)

The Company is subject to US tax laws at a tax rate of 21%. No provision for US federal income taxes has been made as the Company had no taxable income for the years ended December 31, 2021 and 2020. The Company is subject to the State of Delaware tax laws at a tax rate of 8.7%.

b. Australia (AU)

Apple iSports Pty Ltd, a wholly owned subsidiary of the Company, was incorporated in Australia in November 2021 and maybe subject to a corporate income tax on its activities conducted in Australia and income arising in or from Australia. No provision for income tax has been made as the subsidiary had no taxable income for the year ended December 31, 2021. The applicable statutory tax rate is 25%.

The Company’s income tax returns are subject to the various tax authorities’ examinations. The federal, state and local authorities of the US may examine the Company’s tax returns filed in the US for three years from the date of filing. The Company’s US income tax returns since 2019 are currently subject to examination.

The Australian Taxation Office may examine the Company’s income tax returns filed in Australia for 4 years from the date of filing. The Company's Australian subsidiary’s tax year end is currently June 30. The June 30, 2022 corporate income tax return has not been filed and is due on or before May 15, 2023.

Significant components of the Company’s net deferred income tax assets as of December 31, 2021 and 2020 consist of net operating loss carryforwards. The net operating loss carry forwards for US federal and Australian tax purposes are available for carryforward indefinitely for use in offsetting taxable income. The US federal net operating loss carry forward offset is limited to up to 80% of the taxable income. The State of Delaware net operating loss carry forwards are available for carryforward for 20 years for use in offsetting taxable income. Realization of the future tax benefits is dependent on the Company’s ability to generate sufficient taxable income within the carry-forward period.

F-24

As of December 31, 2021 and 2020, the Company had net operating loss carryforwards of approximately $59,000 thousand and $1,000, respectively. The net operating loss carryforwards included the following components:

The income tax (benefit) provision consists of the following:

	December 31,
	2021	2020
Current	$-	$-
Deferred	(12,176)	-
Change in Valuation allowance	12,176	-

	$-	$-

The reconciliation of the statutory federal rate to the Company’s effective income tax rate is as follows:

	December 31,
	2021	2020
U.S federal income tax benefit at
Federal statutory rate	21.0%	21.0%
State taxes	8.7%	8.7%
Foreign taxes	25.0%	0.0%
Change in federal valuation allowance	(21.0)%	(21.0)%
Change in state valuation allowance	(8.7)%	(8.7)%
Change in foreign valuation allowance	(25.0)%	0.0%

Net	0.0%	0.0%

The primary components of the Company’s December 31, 2021 and 2020 deferred tax assets and related valuation allowances are as follows:

	December 31,
	2021	2020

Deferred tax asset for NOL carryforwards	$(12,369)	$(193)
Valuation allowances	12,369	193

Net	$-	$-

The Company has determined, based upon available evidence, that it is more likely than not that the majority of the net deferred tax asset will not be realized and, accordingly, has provided a full valuation allowance against all components of the deferred tax asset

Note 7. Subsequent Events

On September 21, 2022, the Company amended its Certificate of Incorporation to increase its authorized shares of common stock to 200,000,000 shares at $0.0001 par value per share.

On October 3, 2022, the Company filed a Form D with the Securities and Exchange Commission identifying its plan to raise up to $5,000,000 at a price per share of $1.00.  As of December 31, 2022, the Company raised $62,000 from two investors and issued 62,000 shares of common stock and 31,000 stock purchase warrants. In addition, the investors are entitled to receive one stock purchase warrant for every two shares of common stock purchased. The warrant exercise price is $0.75 and the warrant term is one year.

On February 13, 2023, the Company filed with the State of Delaware an amendment to its Articles of Incorporation which effected a 20 for 1 forward stock split of its common stock for shareholders of record on September 21, 2022. The stock split increased the common stock outstanding to 200,000,000.  All share information has been retroactively adjusted in these consolidated financial statements.

F-25